                                                                 EXHIBIT 10.6

                          LEASE MODIFICATION AGREEMENT


     Made this 22ND day of DECEMBER, 1988, by and between SECOND TRADE CENTER OFFICE ASSOCIATES LIMITED PARTNERSHIP hereinafter called the "Lessor", and NYMA, INC., hereinafter called the "Lessee".

                              W I T N E S S E T H:

     WHEREAS, the Lessor and the Lessee entered into a certain Lease Agreement dated February 2, 1988 where the Lessee leased 69,000 rentable square feet in the premises known as 7300 Greenway Center Drive, on the 12th floor, 11th floor, 10th floor, 9th floor and part of the 8th floor and the first floor, Greenbelt, Maryland 20770, for a total term of ten (10) years beginning January 1, 1989, and ending December 31, 1998, upon the terms and conditions therein fully set out; and,

     WHEREAS, the parties hereto now desire to modify the terms of the said
Lease.

     NOW, THEREFORE, THIS LEASE MODIFICATION AGREEMENT WITNESSETH, that in consideration of the premises and of the mutual covenants herein contained, the parties undertake and agree as follows:

     1. The building address is now changed from 7300 Greenway Center Drive to 7501 Greenway Center Drive, Greenbelt, Maryland 20770.

     EXCEPT AS HEREIN AMENDED, all other terms and conditions of the Lease Agreement as hereinbefore modified not inconsistent herewith shall remain in full force and effect and the parties hereby ratify and reaffirm such terms and conditions.

     IN WITNESS WHEREOF, the Lessor has caused the Agreement to be executed in its behalf by one of its Partners, and the Lessee has caused its corporate name to be hereunto subscribed and its corporate seal to be hereunto affixed and attested by its duly authorized officers, as the day and year first hereinabove written

WITNESS:                 LESSOR:   SECOND TRADE CENTER OFFICE
                                   ASSOCIATES LIMITED PARTNERSHIP


  /s/                    BY:   /s/ T.C. Coakley
----------------------       ------------------------------------------
                             Neil T. Coakley Family Business Trust,
                             General Partner, T.C. Coakley, Trustee


WITNESS:                 LESSEE:   NYMA, INC.


  /s/                    BY:   /s/ Pamela Thompson
----------------------         -----------------------------------------
                         TITLE: Director, Contracts, Administration
                                ----------------------------------------
                         NAME PRINTED:  Pamela Thompson
                                        --------------------------------





                                                                EXHIBIT "A"

                                      LEASE


                                     between

                      SECOND TRADE CENTER OFFICE ASSOCIATES
                          LIMITED PARTNERSHIP, LANDLORD


                                       and


                               NYMA, INC., TENANT


                                TABLE OF CONTENTS


Introduction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

  ARTICLE 1 - PREMISES AND TERM. . . . . . . . . . . . . . . . . . . . . . .   1

     1.1  Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2  Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.3  Commencement of Possession . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II - RENTAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

  2.1  Basic Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
  2.2  Consumer Price Index. . . . . . . . . . . . . . . . . . . . . . . . .   2
  2.3  Real Estate Tax-Escalation. . . . . . . . . . . . . . . . . . . . . .   2
  2.4  Gross Receipts Taxes. . . . . . . . . . . . . . . . . . . . . . . . .   2
  2.5  Additional Rent . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE III - USE AND OCCUPANCY. . . . . . . . . . . . . . . . . . . . . . .   3

  3.1  Use of Premises . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
  3.2  Tenant Requirements for Space Improvement . . . . . . . . . . . . . .   3
  3.3  Alterations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
  3.4  Fixtures, Etc.. . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
  3.5  Signs, Weight, Moving, Etc. . . . . . . . . . . . . . . . . . . . . .   3
  3.6  Electrical Equipment. . . . . . . . . . . . . . . . . . . . . . . . .   4
  3.7  Access. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
  3.8  Rules and Regulations . . . . . . . . . . . . . . . . . . . . . . . .   4
  3.9  Subletting and Assignment . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE IV - MAINTENANCE, REPAIRS & SERVICES . . . . . . . . . . . . . . . .   5

  4.1  Services. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
  4.2  Maintenance and Repairs . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE V - INSURANCE, DAMAGES AND CONDEMNATION. . . . . . . . . . . . . . .   5

  5.1  Insurance and Indemnification . . . . . . . . . . . . . . . . . . . .   5
  5.2  Damage by Tenant. . . . . . . . . . . . . . . . . . . . . . . . . . .   5
  5.3  Water Damage, Etc.. . . . . . . . . . . . . . . . . . . . . . . . . .   6
  5.4  Other Damages . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
  5.5  Damage by Fire or Casualty. . . . . . . . . . . . . . . . . . . . . .   6
  5.6  Condemnation. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE VI - SURRENDER OF PREMISES . . . . . . . . . . . . . . . . . . . . .   6

  6.1  Surrender and Restoration . . . . . . . . . . . . . . . . . . . . . .   6
  6.2  Tenant Holding Over . . . . . . . . . . . . . . . . . . . . . . . . .   6
  6.3  Security Deposit. . . . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE VII - DEFAULTS . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

  7.1  Defaults and Remedies . . . . . . . . . . . . . . . . . . . . . . . .   7
  7.2  Bankruptcy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
  7.3  Landlord's Liability. . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE VIII - LANDLORD'S MORTGAGE . . . . . . . . . . . . . . . . . . . . .   8

  8.1  Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
  8.2  Tenant's Estoppel Certificate . . . . . . . . . . . . . . . . . . . .   8
  8.3  Notice to Mortgagee . . . . . . . . . . . . . . . . . . . . . . . . .   8
  8.4  Approval by Mortgagee . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE IX - MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . . . . .   8

  9.1  Non Constructive Waiver . . . . . . . . . . . . . . . . . . . . . . .   8
  9.2  Broker's Commission . . . . . . . . . . . . . . . . . . . . . . . . .   8
  9.3  Waiver of Trial by Jury . . . . . . . . . . . . . . . . . . . . . . .   9
  9.4  Attorney's Fees . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
  9.5  Time of Essence . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
  9.6  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
  9.7  Force Majeure . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
  9.8  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
  9.9  Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . .   9
  9.10 Gender and Number . . . . . . . . . . . . . . . . . . . . . . . . . .   9
  9.11 Section Headings. . . . . . . . . . . . . . . . . . . . . . . . . . .   9
  9.12 Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                                      Lease

  This Lease made this 2ND day of FEBRUARY, 1988, by and between SECOND TRADE CENTER OFFICE ASSOCIATES LIMITED PARTNERSHIP, HEREINAFTER CALLED "LANDLORD", whose principal office is located at Suite 1600, 7500 Greenway Center Drive, Greenbelt, MD 20770 and NYMA, INC., A --------------ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF MARYLAND hereinafter called "Tenant", whose principal office is located at 7300 GREENWAY CENTER DRIVE, GREENBELT, MARYLAND 20770.

WITNESSETH:

                                    ARTICLE 1
                                PREMISES AND TERM

  1.1  Premises.  See Addendum, Paragraph 1.

     Landlord, for and in consideration of the covenants and agreements hereinafter set forth and the rent hereinafter reserved, has, and does hereby lease, unto Tenant and Tenant, subject to the terms and conditions herein contained, hereby leases from Landlord, the space described as follows:
APPROXIMATELY 69,000 RENTABLE SQUARE FEET LOCATED ON THE ENTIRE 12TH FLOOR, 11TH FLOOR, 10TH FLOOR, 9TH FLOOR AND PART OF THE 8TH FLOOR AND THE FIRST
(1ST) FLOOR AS SHOWN ON ATTACHED EXHIBIT A in the building (hereinafter called the "Building") known as the MARYLAND TRADE CENTER III located at 7300 GREENWAY CENTER DRIVE, GREENBELT, MARYLAND 20770, such leased space being hereinafter referred to as the "Leased Premises".

  1.2  Term.   See Addendum, Paragraph 2.

     Subject to the provisions hereof, the term of this Lease shall be for a term of TEN (10) years, commencing on the 1ST day of JANUARY, 1989 and ending on the 31ST day of DECEMBER, 1998 both dates inclusive.

  1.3  Commencement of Possession.

     If the Landlord shall be unable to give possession of the Leased Premises on the date of the commencement of the term hereof by reason of the fact that the premises are located in a building being constructed and which has not been sufficiently completed to make the Leased Premises ready for occupancy or by reason of the fact that a certificate of occupancy for general office use has not been obtained or if Landlord is unable to give possession of the Leased Premises on the date of commencement of the term hereof by reason of holding over or retention of possession of any tenant or occupant, or if repairs, improvements or decoration of the Leased Premises, or of the Building, are not completed, or for any other reason, Landlord shall not be subject to any liability for failure to give possession on said date. Under such circumstances, the rent reserved and covenanted to be paid herein shall not commence until possession of the Leased Premises is given or the Leased Premises are available for occupancy by Tenant, and no such failure to give possession on the date of commencement of the term shall in any other respect affect the validity of this Lease or the obligations of Tenant hereunder. However, if by the scheduled commencement date the Leased Premises are not ready for Tenant's occupancy, the expiration date of this Lease shall be extended for the number of days that elapse between such date and the date possession of the Leased Premises fully completed and ready for occupancy is tendered to Tenant, or as soon thereafter as the space is ready for occupancy. If permission is given to Tenant to enter into the possession of the Leased Premises or to occupy premises other than the Leased Premises prior to the date specified as the commencement of the term of this Lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease.

                                   ARTICLE II
                                     RENTAL

  2.1  Basic Rent.  See Addendum, Paragraph 3.
     (a) Tenant covenants and agrees to pay to Landlord for the first year of the term hereof, but subject to adjustments as hereinafter provided, an annual basic rent, hereinafter called "Basic Rent", of ______________________________
_______________________________________________________________________________
per annum, payable in equal monthly installments of  __________________________
_______________________________________________________________________________
in advance of the first of each calendar month during the term hereof. A rent installment for one full month shall be paid at the time of execution and delivery of this Lease. If this Lease shall commence on the date other than the first day of the month, the rent for such month shall be pro-rated and a portion of the first rental payment shall be credited to the second month's rent. The balance of the second month's rent shall be paid by Tenant on the first day of the second month. The aforementioned rent includes an apportionment for the "Core" and "Corridor" attributable to the Leased Premises. Tenant's applicable share of the common or public area of the Building has been computed to be square feet.
     (b) All payments of Basic Rent, additional rent (as hereinafter provided) and other payments to Landlord required hereunder shall be made without demand, deduction or offset, in cash or by check payable to Landlord and shall be delivered in C & W Properties, Inc. (hereinafter called
"Agent"), as Agent for Landlord, at its offices at Suite 1600, 7500 Greenway Dr., Greenbelt, MD 20770, or to such other party and place as may be designated by notice in writing from Landlord to Tenant from time to time.
     (c) Any monthly installment of Basic Rent not paid within ten (10) days of the due date shall be subject to a late charge of five percent (5%), but this does not extend the due date of the rent from the first day of each month. All other rent and all other payments becoming due hereunder
(including additional rent) shall bear interest at the rate of twelve (12%) per annum from the date when the same shall become due and payable.
     (d) No payment by Tenant or receipt and acceptance by Landlord of a lesser amount than the Basic Rent, additional rent, or other payments to Landlord required hereunder shall be deemed to be other than part payment of the full amount then due and payable, nor shall any endorsement or statement on any check or any letter accompanying any check, payment of rent or other payment, be deemed an accord and satisfaction; and Landlord may accept such part payment without prejudice to Landlord's right to recover the balance due and payable or pursue any other remedy provided in this Lease.

  2.2  Consumer Price Index.

     Each year that the Lease remains in effect after the first full year of the term hereof, Tenant shall pay to Landlord as Basis Rent such sums as determined by application of the following formula:
     (a) To the Basic Rent payable annually during the previous twelve months shall be added that sum representing the full amount, if any, after multiplying such Basic Rent payable during the previous twelve months, by a fraction the numerator of which shall be the Consumer Price Index (CPI) for Urban Wage Earners and Clerical Workers, All Items, Washington, D.C. as published in the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for the United States and Selected Areas (Base 1967=100) for the month which is two months prior to the last month of the previous twelve months, and the denominator of which shall be such CPI for the month which is two months prior to the first month of such previous twelve months, and subtracting from such product the Basic Rent payable during the previous twelve months.
     (b) The resulting new Basic Rent, which in each instance, shall in no event be less than the Basic Rent payable during the preceding twelve months, shall be payable in twelve equal monthly installments on the first day of each month of the applicable year.
     (c) In the event the CPI is discontinued, ceases to incorporate a significant number of the items now incorporated therein, or if a substantial change is made in such CPI, the parties hereto shall attempt to agree on an alternative formula and if agreement cannot be reached, the matter shall be submitted to arbitration under the rules of the American Arbitration Association then in effect.

  2.3  Real Estate Tax-Escalation.

     (a)  For the purposes of this Lease.

          (i) The term "real estate taxes" means all taxes, rates and assessments, general and special, levied or imposed with respect to the Land, Building and improvements constructed thereon of which the Leased Premises are a part, including all taxes, rates and assessments, general and special, levied or imposed for school, public betterment, general or local improvements. If the system of real estate taxation shall be altered or varied in any new tax or levy shall be levied or imposed on said land, Building and improvements, and/or on Landlord, in substitution for real estate taxes presently levied or imposed on immovables in the jurisdiction where the property is located, then any such new tax or levy shall be included within the term "real estate taxes".
          (ii) The term "base real estate taxes" means (x) the assessed value of the land, Building and improvements, multiplied by the then current rate, for the first tax year for which real estate taxes are payable by Landlord after assessment of the land, Building and improvements as a completed building, or (y) the assessed value of the land, Building and improvements, multiplied by the then current rate, for the tax year during which this Lease commences or Seventy-Five Percent (75%) occupancy of the building, whichever is earlier.
          (iii) The term "real estate tax year" means each successive twelve-month (12) period following and corresponding to the period for which the base real estate taxes are established, irrespective of the period or periods which may from time to time in the future be established by competent authority for the purposes of levying or imposing real estate taxes.
     (b) Each year Tenant shall pay to Landlord within thirty (30) days after demand in writing therefor (accompanied by a statement showing the computation of Tenant's share of such increase), as additional rent, Tenant's pro rata share of any increase in real estate taxes for the then current real estate tax year over the base real estate taxes (all as defined above). Tenant's share as aforesaid, shall be ____35.13__% of the total increase, based on ___196,388___ gross square foot floor area in the Building.
     (c) Real estate taxes which are being contested by Landlord shall nevertheless be included for purposes of the computation of the liability of Tenant under this Section, provided, however, that in the event that Tenant shall have paid any amount of increased rent pursuant to this Section and Landlord shall thereafter receive a refund of any portion of any real estate taxes on which such payment shall have been based. Landlord shall pay to Tenant the appropriate portion of such refund. Landlord shall have no obligation to contest, object or litigate the levying or imposition of any real estate taxes and may settle, compromise, consent to, waive or otherwise determine in its discretion any real estate taxes without consent or approval of Tenant.
     (d) Nothing contained in this Section shall be construed at any time to reduce the monthly installments of rent payable hereunder below the amounts stipulated in Sections 2.1 and 2.2 of this Lease.
     (e) If the termination date of the Lease shall not coincide with the end of a real estate tax year, then in computing the amount payable under this Section for the period between the commencement of the applicable real estate tax year in question and the termination date of this Lease, the base real estate taxes shall be deducted from the real estate taxes for the applicable real estate tax year and, if there shall be a difference, such difference prorated on a monthly basis shall be payable by Tenant. Tenant's obligation to pay increased real estate taxes under this Section for the final period of the Lease shall survive the expiration of the term of this Lease.

  2.4  Gross Receipts Taxes.

     After notification by Landlord, Tenant shall pay to Landlord, as additional rent together with each monthly payment of Basic Rent, an amount equal to any taxes (other than income taxes) levied or imposed upon the rentals payment under this Lease, whether described as gross receipts taxes, excise tax, or by any other term.

  2.5  Additional Rental.

     If Landlord shall incur any charge or expense on behalf of Tenant under the terms of this Lease, such charge or expense shall be considered additional rent hereunder. In addition to and not in limitation of any other rights and remedies which Landlord may have in case of the failure by Tenant to pay such sums when due, such nonpayment shall entitle Landlord to the remedies available to it hereunder for non-payment of rent. All such charges or expenses shall be paid to Landlord at Agent's office or to its successor or at such other place and to such other person as Landlord may from time to time designate in writing.

                                   ARTICLE III
                                USE AND OCCUPANCY

  3.1  Use of Premises.

     (a) Tenant covenants to use and occupy the Leased Premises for executive and general offices for normal office use, and for no other purpose whatsoever, and to permit Landlord to transmit heat, air conditioning, and electric current throughout the Leased Premises at all times at the discretion of Landlord, provided, however, that Landlord shall not exercise this right in such a way as to unreasonably inconvenience Tenant, or unreasonably interfere with Tenant's use of the Leased Premises.
     (b) Tenant will not use or permit the Leased Premises or any part thereof to be used for any disorderly, unlawful or extra hazardous purpose nor for any other purpose than hereinbefore specified; and will not manufacture any commodity therein, without the prior written consent of Landlord.
     (c) Tenant will not do or permit to be done in the Leased Premises, or the Building, or bring or keep anything therein, which shall in any way increase the rate of fire or other insurance on the Building, or on the property kept in the Building, or obstruct, or interfere with the rights of other tenants, or in any way, injure or annoy them, or those having business with them, or conflict with the fire laws or regulations or with any insurance policy upon the Building or any part thereof, or with any statutes, rules or regulations enacted or established by the Federal Government or by the State, City or County in which the Leased Premises is located. If any increase in the rate of fire insurance or other insurance is stated by any insurance company due to activity or equipment of Tenant in or about the Leased Premises, such statement shall be conclusive evidence that the increase in such rate is due to such activity or equipment and, as a result thereof, Tenant shall be liable for such increase and shall reimburse Landlord therefor as additional rent.
     (d) Tenant shall have only a non-exclusive right to use the common or public areas of the Building or the parking area on the land and shall not place or leave any items therein or thereon or in any other place on the land or in the Building other than within the Leased Premises.

  3.2  Tenant Requirements for Space Improvement. See Addendum Paragraphs 4, 5.

     Tenant will furnish to Landlord its _________, electric, telephone and all other requirements by not later than ______, 19_____. Within __________ days after Landlord's submission of working drawings, the Tenant shall approve them in writing. In the event Tenant fails to comply with the aforesaid by the date within the time specified, any delay in completing the Leased Premises shall not in any manner affect the commencement date of this Lease or the Tenant's liability for the payment of rent from the commencement date, and under these circumstances. Landlord agrees to make the Leased Premises ready for Tenant's occupancy not later than the commencement date of this Lease, plus the number of days' delay resulting from Tenant's failure to comply with the provisions of this Section. The premises are to be constructed in accordance with the Outline Specifications (attached hereto as Exhibit "A") and any costs over and above these Outline Specifications will be at the expense of the Tenant. At the time of the signing of this Lease, Tenant agrees to pay an amount equal to one-third of such excess costs as estimated by Landlord and to pay the balance of such excess costs within thirty (30) days after it is furnished by Landlord an analysis of the actual costs.

  3.3  Alterations.

     (a) Tenant will not make any subsequent alterations, installations, changes, replacements, additions, or improvements, structural or otherwise, in or to the Leased Premises or any part thereof, without the prior written consent of Landlord.
     (b) All alterations, installations, changes, replacements, additions to or improvements upon the Leased Premises (whether with or without Landlord's consent) shall, at the election of Landlord, remain upon the Leased Premises and be surrendered with the Leased Premises at the expiration of this Lease without disturbance, molestation or injury. Should Landlord elect that alterations, installations, changes, replacements, additions to or improvements upon the Leased Premises be removed upon termination of this Lease or upon termination of any renewal period hereof, Tenant hereby agrees to cause them to be removed at Tenant's sole cost and expense and to repair any damage caused by such removal and should Tenant fail to remove them then and in such event Landlord shall cause them to be removed at Tenant's expense and Tenant hereby agrees to reimburse Landlord for the cost of such removal together with any and all damages which Landlord may suffer and sustain by reason of Tenant's failure to remove them.

  3.4  Fixtures, Etc.

     Tenant covenants, at the expiration or other termination of this Lease, to remove all goods and effects from the Leased Premises not the property of the Landlord, and to yield to the Landlord the Leased Premises and all keys, locks and other fixtures connected therewith (except trade fixtures and other fixtures belonging to Tenant), in good repair, order and condition in all respects, reasonable wear and use thereof and damage by fire or other casualty and damage from any risk with respect to which Tenant is not herein expressly made liable excepted.

  3.5  Signs, Weight, Moving, Etc.    See Addendum, Paragraph 6.

     (a) Tenant agrees that no sign, advertisement or notice shall be inscribed, painted or affixed on any part of the outside or inside of the Leased Premises of the Building, except on the directories and doors of offices, and then only in such size, color and style as Landlord shall approve.
     (b) Tenant agrees that Landlord shall have the right to prescribe the weight, and method of installation and position of safes or other heavy fixtures or equipment; that all damage done to the Building by taking in or removing a safe or other article of Tenant's office equipment, or due to its being in the Leased Premises, shall be repaired at the expense of the Tenant. No freight, furniture or other bulky matter of any description, will be received into the Building or carried in the elevators, except as approved by Landlord. All moving of furniture, material and equipment shall be under the direct control and supervision of Landlord, who shall, however, not be responsible for any damage to or charges for moving same. Tenant agrees promptly to remove from the public area adjacent to the Building any of Tenant's merchandise there delivered or deposited.
     (c) Tenant agrees not to strip or overload, damage or deface the Leased Premises or hallways, stairways, elevators, parking facilities or other approaches thereto, of the Building, or the fixtures therein or used therewith, nor to permit any hole to be made in any of the same.

  3.6  Electrical Equipment.

     Tenant will not install or operate in the Leased Premises any electrically operated equipment or other machinery, other than electric typewriters, or adding machines, and such other electrically operated office machinery used in modern offices, without first obtaining the prior consent in writing of Landlord, who may condition such consent upon the payment by Tenant of additional rent in compensation for such excess consumption of water and/or electricity or wiring as may be occasioned by the operation of said equipment or machinery;
or shall Tenant install any other equipment whatsoever which will or may necessitate any changes, replacements or additions or to require the use of the water system, plumbing system, heating system, air conditioning system or the electrical system of the Leased Premises without the prior written consent of Landlord.

  3.7  Access.

     Tenant agrees that it will allow Landlord, its agents or employees, to enter the Leased Premises at all reasonable times to examine, inspect or to protect the Leased Premises or prevent damage or injury to the Leased Premises, or to make such alterations and repairs as Landlord may deem necessary, or to exhibit the same to prospective tenants during the last six
(6) months of the term of this Lease.

  3.8  Rules and Regulations.

     Tenant covenants that the following rules and regulations, and such other and further rules and regulations as Landlord may make and which in Landlord's judgment are needful for the general well being, safety, care and cleanliness of the Leased Premises and Building, together with their appurtenances, shall be faithfully kept, observed and performed by Tenant, and by its agent, servants, employees and guests unless waived in writing by Landlord.
     (a) Sidewalks, entries, passages, elevators and staircases and other parts of the Building which are not part of the Leased Premises shall not be obstructed or used for any other purpose that ingress and egress.
     (b) Tenant shall not install or permit the installation of any awnings, shades and the like other than those approved by Landlord in writing.
     (c) No additional locks shall be placed upon any doors of the Leased Premises; and doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress. Tenant agrees to promptly furnish Landlord a duplicate(s) of any keys for locks Tenant may place upon any such doors.
     (d) Tenant shall not construct, maintain, use or operate within the Leased Premises or elsewhere in the Building or on the outside of the Building, any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system unless Tenant shall have first obtained the prior written consent of Landlord.
     (e) No bicycles or vehicles of any kind shall be brought into or kept in or about the Leased Premises or the Building, with the exception of those areas, if any, designated by Landlord.
     (f) No cooking shall be done or permitted by Tenant in the Leased Premises, without the prior written consent of Landlord, provided, however, that the heating, refrigerating and preparing of beverages and light snacks shall be permitted if there are appropriate facilities and equipment for such purpose and subject to the prior written consent of Landlord. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or emanate from the Leased Premises.
     (g) No animals of any kind shall be brought into or kept about the Building by Tenants ______ or its employees, agents or guests.
     (h) Landlord will furnish and install fluorescent tubes and light bulbs for the Building's standard fixtures only. For special fixtures, Tenant will stock its own bulbs which will be installed by Landlord when so requested by Tenant.
     (i) Landlord does not maintain and repair suite finishes or fixtures which are non-standard; such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need for maintenance or repairs arise, Landlord will, upon Tenant's request, arrange for the work to be done at Tenant's expense.
     (j) No vending machines shall be permitted to be placed or installed in any part of the Building by any tenant. Landlord reserves the right to place or install vending machines in any part of the common areas of the Building.

  3.9  Subletting and Assignment.

     (a) Tenant will not sublet the Leased Premises or any part thereof, including desk space, or transfer possession or occupancy thereof, to any person, firm or corporation or transfer, assign, mortgage or encumber this Lease or any interest in this Lease without the prior written consent of Landlord, nor shall any subletting, assignment or transfer hereof be effected by operation of law or otherwise without the prior written consent of Landlord which shall not be unreasonably withheld.
     (b) If Tenant desires to sublet all or a substantial portion of the Leased Premises, Tenant shall give Landlord (30) days written notice of Tenant's intention to do so. Within thirty (30) days after receipt of said notice, Landlord shall have the right to sublet the Leased Premises from Tenant at the same rental stipulated herein. If Tenant desires to sublet all of the Leased Premises, Landlord shall have the right to terminate this Lease on a date to be agreed upon by Landlord and Tenant. If Landlord has not exercised its right to sublet the Leased Premises or terminate this Lease as heretofore provided, Tenant may sublet the Leased Premises after first obtaining the written consent of Landlord.
     (c) If Tenant shall receive any consideration for any assignment or the rent provided under any sublease shall be greater than the rent provided for herein, Tenant shall pay to Landlord an additional rental equal to one-half of all such increased amounts on the date which such rentals are due under the assignment or sublease.
     (d) If Landlord consents to the subletting or assignment of the Leased Premises, Tenant shall remain fully liable and obligated under all the terms, conditions and provisions of this Lease and any assignee shall assume all of the obligations of the Tenant under this Lease. The consent by Landlord to any assignment, transfer, or subletting to any party other than Landlord, shall not be construed as a waiver or release of Tenant from the terms of any covenants or obligation under this Lease, nor shall the collection or acceptance of rent from any such assignee, transferee, subtenant or occupant constitute a waiver of, or release of Tenant from, any covenant or obligation contained in this Lease, nor shall any such assignment or subletting be construed to relieve Tenant from giving Landlord said thirty (30) days notice or from obtaining the consent in writing of Landlord to any further assignment or subletting. In the event that Tenant defaults hereunder, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord. A copy of the assignment or sublease will be furnished to Landlord prior to its approval and will not thereafter be modified or amended without Landlord's prior consent.

                                   ARTICLE IV
                         MAINTENANCE, REPAIRS & SERVICES

  4.1  Services. See Addendum, Paragraph 7.

     Landlord shall furnish reasonable adequate electric current, water, lavatory supplies, and automatically operated elevator service during the hours of 8:00 a.m. until 6:00 p.m. Monday through Friday of each week and 8:00 a.m. to 12:00 p.m. on Saturdays (exclusive of Holidays) and normal and usual cleaning and char service, without additional cost to Tenant. Landlord further agrees to furnish heat and air conditioning by means of central air condition system during such hours during the seasons of the year when such services are normally and usually furnished in modern office buildings in the area in which the Leased Premises is located, provided, however, that Landlord shall not be liable for failure to furnish or for suspension or delay in furnishing any of such services caused by breakdown, maintenance or repair work or strike, riot, civil commotion, or any cause or reason whatever beyond control of Landlord. Holidays are: New Year's Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving and Christmas.

  4.2  Maintenance and Repairs.

     (a) Subject to reasons beyond its control, Landlord agrees, at its expense, to maintain and keep in repair the Leased Premises and replace fluorescent tubes in the Building's standard lighting fixtures during the term of this Lease, except for damages caused by Tenant, its agents, employees, visitors, licensees, contractors or suppliers, and except for items installed for Tenant not of building standard materials. There shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of any repairs in or to any portion of the Leased Premises or the Building (or in or to fixtures, appurtenances or equipment thereof).
     (b) Tenant shall take care of the Leased Premises and the fixtures, appurtenances and equipment therein and, at its sole cost and expense, make such repairs thereto necessitated by the negligence of Tenant, its agents, employees, visitors, licensees, contractors or suppliers or by the use of the Leased Premises in a manner contrary to the purposes for which they are leased to Tenant, as and when needed to preserve them in good order and condition, reasonable wear and use excepted. All damage or injury to the Leased Premises (and to the fixtures, appurtenances and equipment therein) or to the Building caused by Tenant, its agents, employees, visitors, licensees, contractors or suppliers, moving, installation or removing furniture, equipment or other property in, within or out of, the Leased Premises or Building, shall be repaired, restored or replaced promptly by Tenant at its sole cost and expense, to the reasonable satisfaction of Landlord. All such repairs, restorations and replacements shall conform to the standard of the Building and all contracts and subcontracts, contractors, subcontractors and suppliers involved in such work shall be subject to the approval of Landlord, whose written approval shall be obtained prior to the commencement of any such work. If Tenant shall fail to make such repairs, restorations or replacements, then Landlord shall have the right to make such necessary repairs, restorations and replacements, structural, non-structural, or otherwise, and any charge or cost so incurred by Landlord shall be paid by Tenant to Landlord as additional rent payable within the installment of rent next becoming due under the terms of this Lease. This provision shall be construed as an additional remedy granted to Landlord and not in limitation of any other rights and remedies which Landlord has or may have in said circumstances.

                                    ARTICLE V
                       INSURANCE, DAMAGES AND CONDEMNATION

  5.1  Insurance and Indemnification.   See Addendum, Paragraphs 8 and 9.

     (a) Tenant agrees to save Landlord and Agent harmless and indemnified from all loss, damage, liability or expense incurred, suffered, or claimed by any person whomsoever by reason of Tenant's neglect or use of the Leased Premises or of the Building or of anything thereon, or the parking facilities in or adjacent thereto, or of water, steam, electricity, or other agency, or by reason of any injury, loss or damage to any person or property upon the Leased Premises, the Building or parking facilities, and to be answerable for all nuisances caused or suffered on the Leased Premises, or caused by Tenant in the Building, or parking facilities, or on the approaches thereto.
     (b) Tenant shall at all times during the term hereof keep in force at its own expense public liability insurance including the contractual liability endorsement in companies licensed to do business in the State of Maryland acceptable to Landlord sufficient to cover such indemnification and naming as insured both Landlord and Tenant, with limits of at least Five Hundred Thousand Dollars ($500,000.00) ($1,000,000.00) on account of personal injury and One Hundred Thousand Dollars ($100,000.00) on account of damage to property, and Tenant will further certify the policy or policies of such insurance certificates thereof with Landlord upon request. Each policy shall contain a provision for fifteen (15) days advance written notice to Landlord in the event the policy in cancelled.

  5.2  Damage by Tenant.

     All injury to the Leased Premises or the Building, caused by moving property of Tenant into, in or out of, the Building and all breakage done by Tenant, or the agents, servants, employees, and visitors of Tenant shall be repaired by Tenant, at expense of Tenant. If Tenant shall fail to do so, then Landlord shall have the right to make such necessary repairs, alterations and replacements, structural, nonstructural or otherwise and any charge or cost so incurred by Landlord shall be paid by Tenant with the right on the part of Landlord to elect in its discretion to regard the same as additional rent, in which event such cost or charge shall become additional rent payable with the installment of rent next becoming due or thereafter falling due under terms of this Lease. This provision shall be construed as an additional remedy granted to Landlord and not in limitation of any rights and remedies which Landlord has or may have in these circumstances.

  5.3  Water Damage, Etc.

     Landlord shall not be liable for any damage to any property, or person, at any time in the Leased Premises, or the Building, from fire, the perils of the standard extended coverage endorsement, explosion, steam, gases, or electricity, or from water, rain, or snow, whether they may leak into, issue or flow from, any part of the Building, or from the pipes, sprinkler system, or heating or air conditioning apparatus of the Building, or from any other place or from any other cause of any kind or nature whatsoever. Tenant shall give Landlord prompt notice of any accident to or defect in the pipes, sprinkler system, heating or air conditioning apparatus, or electric wires or systems in order that it may be remedied by Landlord.

  5.4  Other Damages.

     Landlord assumes no liability or responsibility whatever with respect to the conduct and operation of the business to be conducted in the Leased Premises nor for any loss (including theft) or damage of whatsoever kind or by whomsoever caused, to personal property, documents, records, monies, or goods of Tenant or to anyone in or about the Leased Premises, however caused or whether due in whole or in part to acts of negligence on the part of Landlord, its agents or servants, whether such acts be active or passive and Tenant agrees to hold Landlord harmless against all such claims.

  5.5  Damage by Fire or Casualty.

     (a) If the Leased Premises shall be destroyed or damaged, from whatsoever cause, so as to render them unfit for the purposes for which leased, and if it is reasonably possible to repair such destruction or damage within one hundred eighty (180) days, the Tenant shall not be entitled to surrender possession of the Leased Premises, without the prior written consent of Landlord, but Landlord shall proceed to repair the destruction or damage with all reasonable speed and shall complete the same within one hundred eighty (180) days, unless there shall be less than one year remaining in the term of this Lease, in which event Landlord may elect to terminate the Lease.
     (b) If the Leased Premises shall be destroyed or damaged, from whatever cause, so as to render them unfit for the purposes for which leased, and if it is not reasonably possible to repair such destruction or damage within one hundred eighty (180) days, then each party shall have the option, by written notice given to the other within fifteen (15) days after such destruction or damage, to terminate this Lease as of eight (8) days after the giving of such notice, in which event Tenant shall be granted a proportionate rebate and deduction from the rental payments made and to be made hereunder for the period subsequent to said determination and, if such option is not exercised, Landlord shall proceed to repair the destruction or damage with all reasonable speed.
     (c) In the event of any damage or destruction to which the above provisions are applicable, Tenant shall be granted a proportionate rebate and deduction from the rental payments made and to be made hereunder, for the period from the date of such damage or destruction until the Leased Premises are ready for occupancy by Tenant or until the termination of the Lease, corresponding to the portion of the Leased Premises with respect to which Tenant is deprived of normal occupancy and use.
     (d) Tenant shall give immediate notice to Landlord in case of fire or other damage to the Premises.

  5.6  Condemnation.

     Tenant agrees that if the Leased Premises, or any part thereof, or the Building and/or the land on which the Building is located shall be taken or condemned for public or quasi-public use or purpose by any competent authority, Tenant shall have no claim against Landlord and shall not have any claim or rights to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation; and all rights of Tenant to damages therefor, if any, are hereby assigned by Tenant to Landlord. Upon such condemnation or taking, the term of this Lease shall cease and terminate from the date of such taking or condemnation, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease, provided that if the Leased Premises are not taken, but the taking involves a portion of the land and/or Building, then the termination of this Lease shall be the election of Landlord.

                                   ARTICLE VI
                              SURRENDER OF PREMISES

  6.1  Surrender and Restoration.

     Tenant agrees to remove from the Leased Premises, at the expiration or other termination of this Lease, all goods and effects not belonging to Landlord, and to surrender possession of the Leased Premises and all fixtures and furnishings connected therewith in good repair, order and condition in all respects, reasonable wear and use thereof and damage by fire or other unavoidable casualty only excepted. If Tenant shall fail to perform any of the foregoing obligations, Landlord is authorized to do so on Tenant's behalf and to sell such articles and effects left on the Leased Premises as may be saleable. The proceeds of any such sale shall be applied toward the expenses thus incurred, and Tenant agrees to pay any balance promptly.

  6.2  Tenant Holding Over.

     If Tenant shall not immediately surrender possession of the Leased
Premises at the termination of this Lease, Tenant shall become a tenant from month to month, provided rent shall be paid to and accepted by Landlord, in advance, at the rate of rent (including Basic Rent and pro-rated additional rent) payable hereunder just prior to the termination of this Lease or the then current rental rate being offered by Landlord for other similar space in the Building, whichever is higher; but unless and until Landlord shall accept such rental from Tenant, Landlord shall continue to be entitled to retake or recover possession of the Leased Premises as hereinabove provided in case of default on the part of Tenant, and Tenant shall be liable to Landlord for any loss or damage (including both direct and consequential damages) Landlord may sustain by reason of Tenant's failure to surrender possession of the Leased Premises immediately upon the expiration of the term of this Lease. Tenant waives any notice to quit. All rights of Landlord applicable during the term of this Lease shall be equally applicable during such period of subsequent occupancy by Tenant, whether or not a month to month tenancy shall have been created as aforesaid.

  6.3  Security Deposit.

     Tenant simultaneously with the execution of this Lease shall deposit with Landlord the sum of ________________ SEE ADDENDUM, PARAGRAPH 14____________
_______________________________________________ (                              )
be held as a security deposit to assure the prompt, full and faithful performance by Tenant of each and every provision of this Lease and of all obligations of Tenant hereunder. Landlord may apply the security deposit
(which shall not bear interest to Tenant) such portion thereof as is necessary, to the cost of repairing any damage to the Leased Premises caused by Tenant or Tenant's customers or employees or to defray any damage, loss or expense suffered by Landlord on account of any breach by Tenant of any of the terms or provisions thereof, at any time, including the non-payment of rent, in the event that Landlord applies all or any portion of the security deposit to cure such default or to defray any damage, loss or expense on account of any breach by Tenant, then Tenant shall be obligated to promptly deposit with Landlord the amount necessary to restore the security deposit to its original amount. The amount of the security deposit which is not applied as aforesaid shall be refunded to Tenant after its surrender or occupancy of the Leased Premises provided Tenant is not in default under any provision hereof. The security deposit shall not be applied by the Tenant as payment of any rent whatsoever.

                                   ARTICLE VII
                                    DEFAULTS

  7.1  Defaults and Remedies.

     It is agreed that if
     (a) Tenant shall fail to pay the rent or any installment thereof as aforesaid at the time and same shall become due and payable and/or any additional rent as herein provided although no demand shall have been made for the same; or
     (b) Tenant shall violate or fail or neglect to keep and perform any of the covenants, conditions and agreements herein contained on the part of Tenant to be kept and performed; or
     (c) the Leased Premises shall become vacant or deserted by Tenant, whether or not rent is in default; or
     (d) there by any attachment, execution or other judicial seizure of all or a substantial part of the assets of Tenant or Tenant's leasehold;
Then, and in each and every event from thenceforth, and at all times thereafter, at the option of Landlord, Tenant's right of possession shall thereupon cease and terminate, and Landlord shall be entitled to possession of the Leased Premises and to re-enter the same without demand of rent or demand of possession of the Leased Premises and may forthwith proceed to recover possession of the Leased Premises by process of law, any notice to quit or of intention to re-enter the same being hereby expressly waived by Tenant. And, in event of such re-entry by process of law or otherwise, Tenant nevertheless agrees to remain answerable for any and all damage, deficiency or loss of rent which Landlord may sustain by such re-entry whether or not Landlord re-lets the Leased Premises; and in such case, Landlord shall have full power, which is hereby acceded to by Tenant, to re-let the Leased Premises for and on Tenant's behalf, and upon such re-letting Landlord shall have the right each month to sue for and recover any loss of rents or monthly deficits, with the right reserved by Landlord to bring any action(s) or proceeding(s) for the recovery of any deficits remaining unpaid without being obligated to await the end of the term of this Lease for a final determination of Tenant's account, and the commencement or maintenance of any one or more actions shall not bar Landlord from bringing other or subsequent actions for further accruals pursuant to provisions of this Section.
     If under the provisions of this Lease, a summons or other applicable summary process shall be served, pursuant to the law of the State in which the Leased Premises are located, and a compromise settlement thereof shall be made, it shall not be constituted as a waiver of any breach of any covenant, condition or agreement herein contained and no waiver of any breach of any covenant, condition or agreement herein contained shall operate as a waiver of the covenant, condition or agreement itself, or of any subsequent breach thereof.
No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver shall be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

  7.2  Bankruptcy.

     If at any time during the term of this Lease or any renewal, a petition shall be filed, either by or against Tenant, in any court pursuant to any Federal, State or municipal statute, whether in bankruptcy, insolvency, or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property or if Tenant makes an assignment for the benefit of Tenant's creditors, then immediately upon the happening of any such event, and without any entry or other act by Landlord, this Lease, at Landlord's option, shall cease and come to an end with the same force and effect as if the date of the happening of any such event were the date herein fixed for the expiration of the term of this Lease.
     It is stipulated and agreed that in the event of termination of this Lease by the happening of any such event, Landlord shall forthwith, upon such termination, and any other provisions of this Lease to the contrary notwithstanding, be entitled to recover from Tenant as and for liquidated damages caused by such breach of the provisions of this Lease an amount equal to the difference between the then cash value of the rent reserved hereunder for the unexpired portion of the term and the then cash rental value of the Leased Premises for the unexpired portion of the term of this Lease, unless the statute which governs or shall govern the proceeding in which the damages are to be proved limits or shall limit the amount of the claim capable of being so proved, in which case Landlord shall be entitled to prove as and for liquidated damages an amount equal to that allowed by or under any such statute. The provisions of this Section shall be without prejudice to Landlord's right to prove in full damages for rent accrued prior to termination of this Lease, but not paid and shall be without prejudice to any rights given Landlord by any pertinent statute to prove further any amounts allowed thereby.
     In making any such computation, the then cash rental value of the Leased Premises shall be deemed PRIMA FACIE to be the rental realized upon any re-letting, if such re-letting can be accomplished by Landlord within a reasonable time after the termination of this Lease, and the then present cash value of the future rents hereunder reserved to Landlord for the unexpired portion of the term hereby demised shall be deemed to be such sum, if invested at eight percentum (8%) simple interest, as will produce the future rent over the period of time in question.

  7.3  Landlord's Liability.

     In no event shall Landlord, including any successor assignee of all or any portion of Landlord's interest in the Building, be personally liable or accountable with respect to any provision of this Lease. If Landlord shall be in breach or default with respect to any obligation hereunder or otherwise, Tenant agrees to look for satisfaction solely to the equity of Landlord in the Building. The liability of Landlord, or other entity comprising Landlord, shall in no event exceed the amount of such equity and no other assets of Landlord (or any partners, stockholders, or officers of Landlord) shall be subject to levy, execution or other procedures for the satisfaction of Tenant's remedies. In the event Landlord transfers this Lease, other than as security for a mortgage or deed of trust, Landlord (and, in case of any subsequent transfers or conveyance, the then grantor) shall, upon such transfer and acceptance by the transferee be relieved from all liability and obligations hereunder arising after such transfer, including any liability to Tenant for any security deposit under this Lease.

                                  ARTICLE VIII
                               LANDLORD'S MORTGAGE

  8.1  Subordination. SEE ADDENDUM, PARAGRAPH 15

     This Lease is subject and subordinate to all ground or underlying leases and to all mortgages and/or deeds of trust which may now or hereafter affect such leases or the real property of which the Leased Premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative, in confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request. Notwithstanding the foregoing, the party secured by any such deed of trust or mortgage shall have the right to recognize this Lease, and in event of any foreclosure sale under such deed of trust or mortgage, this Lease shall continue in full force and effect at the option of the party secured by such deed of trust or mortgage or the purchaser under any such foreclosure sale; and Tenant covenants and agrees that it will at the written request of any party secured by any such deed of trust, execute, acknowledge and deliver any instrument that has for its purpose and effect the subordination to said deed of trust or mortgage of the lien of this Lease.

  8.2  Tenant's Estoppel Certificate.

     Tenant covenants and agrees to deliver to the beneficiary under any deed of trust, or the holder of any mortgage, against the Building or any prospective purchaser of the Building, upon the written request of Landlord or its designee, at any time and from time to time, a certificate stating whether (1) this Lease is still in full force and effect, (2) the Lease has been amended or modified,
(3) all rent has been paid to date and if any rent has been unpaid, (4) Tenant or Landlord is in default under this Lease (and if any default exists, the nature of it), (5) Tenant has any claims against Landlord (and if any claim exists, the nature of it), (6) Tenant knows of any assignment of this Lease by Landlord, and (7) as to any other fact or condition reasonably requested by the Landlord or any mortgagee or beneficiary under any deed of trust or prospective mortgagee or beneficiary under any deed of trust, or purchaser of any or all of Landlord's interests, or any assignee or prospective assignee of any interest of Landlord under this Lease.

  8.3  Notice to Mortgagee.

     Tenant agrees to give any mortgagee and/or deed of trust holder, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the addresses of such mortgagee and/or deed of trust holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagee and/or deed of trust holder shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days any mortgagee and/or deed of trust holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

  8.4  Approval by Mortgagee.

     This Lease is subject to review and approval of Landlord's mortgagee or deed of trust holder and will not be effective until such approval is obtained.

                                   ARTICLE IX
                                  MISCELLANEOUS

  9.1  Non Constructive Waiver.

     The receipt of rent by Landlord, with knowledge of any breach of this Agreement by Tenant or of any default on the part of Tenant in the observance or performance of the provisions of this Lease, shall not be deemed to be a waiver of any provision of this Lease. No failure on the part of Landlord to enforce any covenant or provision herein contained, nor any waiver of any right thereunder by Landlord, unless in writing, shall discharge or invalidate such covenant or provision or affect the right of Landlord to enforce the same in the event of any subsequent breach or default. Neither acceptance of the keys nor any other act or thing done by Landlord or any agent or employee during or after the term herein demised shall be deemed to be an acceptance of a surrender of the Leased Premises, excepting only an agreement in writing signed by Landlord accepting or agreeing to accept such a surrender.

  9.2  Broker's Commission.

     The parties hereto agree that no other broker was involved in procuring or negotiating this Lease other than C & W Properties, Inc., and the parties hereto agree to hold each other harmless from any and all claims from any other brokerage fees.

  9.3  Waiver of Trial by Jury.  SEE ADDENDUM, PARAGRAPH 16.

     Tenant waives trial by jury of any or all issues arising in any action, or proceedings between the parties hereto, or their successors, arising out of or in any way connected with this Lease, or any of its provisions, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises and/or any claim of injury or damage, and any statutory remedy.

  9.4  Attorney's Fees.

     Tenant agrees to pay, as additional rental, all attorney's fees and expenses of Landlord incurred in enforcing any of Tenant's obligations under this Lease, or in any litigation or negotiation in which Landlord shall become involved, through, or on account of Tenant. In the event Tenant should prevail in enforcing any of Landlord's obligations under this Lease, then Landlord shall pay all of Tenant's attorney's fees and expenses.

  9.5  Time of Essence.

     Time is of the essence in the performance of all of Tenant's obligations under this Lease.

  9.6  Governing Law.

     This Lease shall be construed and governed by the laws of the State in which the Leased Premises are located. Should any provisions of this Lease and/or its conditions be illegal or not enforceable under the laws of such State, it or they shall be considered severable, and the Lease and its conditions shall remain in force and be binding upon the parties as though the said provisions had never been included.

  9.7  Force Majeure.

     The term "default" as used this Lease means default in the performance or observance of any of the terms, covenants, agreements, or conditions contained herein, exclusive of any period of grace required to constitute an event of default. However, if by any reason of FORCE MAJEURE the Landlord is unable in whole or in part to carry out the agreements on its part contained in this Lease or any of the other documents, the Landlord shall not be deemed in default during the continuance of such inability. The term "FORCE MAJEURE" as used herein shall include, without limitation, the following: acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States or of the State in which the Leased Premises are located or of any subdivision thereof or any local government, of any of their departments, agencies or officials, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes; fire; hurricanes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery, transmission pipes or canals; partial or entire failure of utilities; or any other cause or event not reasonably within the control of Landlord, it being agreed that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the sole discretion of Landlord, and Landlord shall not be required to make settlement of strike, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is, in the judgment of the applicable party, unfavorable to it.

  9.8  Notices.

     All notices required under this Lease shall be deemed to be properly served if sent by United States registered or certified mail, postage prepaid
(a) if to Landlord, addressed to Landlord at 7300 Greenway Cntr. Dr., #1600, Greenbelt, MD 20770, or such other address as Landlord may have from time to time designated by written notice to Tenant, (b) if to Tenant, addressed to Tenant at 7300 GREENWAY CENTER DRIVE, GREENBELT, MD 20770 or at such other address as Tenant may have designated from time to time by written notice to Landlord and (c) if to any mortgagee or holder of a deed of trust, at such address as such mortgagee or holder of deed of trust shall have designated from time to time. The date of service of such notices shall be the date such notices are postmarked.

  9.9  Successors and Assigns.

     This Lease and the covenants, agreements, obligations and restrictions herein contained, shall be binding upon and shall enure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

  9.10 Gender and Number.

     Words of any gender used in this Lease shall be deemed to include the plural when the sense requires.

  9.11 Section Headings.

     The headings as to contents of particular sections herein are inserted only for convenience, and they are in no way to be construed as a part of this Lease or as a limitation on the scope of the particular sections to which they refer.

  9.12 Entire Agreement.

     This Lease contains all the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by agreement in writing, signed by all parties hereto, or their respective successors and interests.

  IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed, all done the day and year first hereinbefore written.



Attest or Witness:               LANDLORD: SECOND TRADE CENTER OFFICE
                                 ASSOCIATES LIMITED PARTNERSHIP


  /s/                    By   /s/ T.C. Coakley                          (Seal)
---------------------         ------------------------------------------



Attest or Witness:               TENANT:   NYMA, INC.



  /s/                    By   /s/ Pamela Thompson                        (Seal)
--------------------         --------------------------------------------
                             Title: Director, Contracts & Administration
                             --------------------------------------------
                             Name Printed:  Pamela Thompson
                                    ------------------

                               AGREEMENT OF LEASE

                                 BY AND BETWEEN

                           SECOND TRADE CENTER OFFICE

                         ASSOCIATES LIMITED PARTNERSHIP

                                       AND

                                   NYMA, INC.

                                    ADDENDUM


The following provisions are hereby incorporated into the attached printed form of this Lease, as if they were set forth therein at length:

1. SECTION 1.1 PREMISES. Notwithstanding any other provisions contained in this Lease to the contrary, the following is a breakdown of the actual usable and rentable square feet for each floor.

              USABLE SQUARE FEET + CORE %   =  RENTABLE SQUARE FEET

  12th Floor  -  14,143 +  12% =  15,840
  11th Floor  -  14,143 +  12% =  15,840
  10th Floor  -  14,143 +  12% =  15,840
   9th Floor  -  14,143 +  12% =  15,840
   1st Floor  -   2,552 +  12% =   2,858
  Lower Level -   3,023 +  12% =   3,386
                 ______ ________  _______
                 62,147    12%    69,604
  Total          ====== ========  =======

2. SECTION 1.2 TERM. It is mutually agreed that the Tenant shall have the option to renew this Lease for two (2) additional five (5) year Renewal Terms, provided no defaults exist during the Initial term or the first
    (1st) Renewal Term if so extended and written notice is given to Landlord of each intention to renew of not less than twelve (12) months prior to the expiration of each term.

    All terms and conditions of the Lease will remain in full force and effect during the Renewal Term(s), except that the annual Basic Rent payable during each Renewal Term will be the prevailing Market Rate for space in the building at the time of renewal.

3. Section 2.1(a) is hereby deleted and the following provision is inserted in lieu thereof:

       "SECTION 2.1 BASIC RENT. (a) Tenant covenants and agrees to pay to Landlord during the Term hereof, an annual Basic Rent, hereinafter called "Basic Rent", in accordance with the following schedule:

                                 Annually         Monthly

       FIRST LEASE YEAR        $1,093,207.50    $ 91,100.62
       SECOND LEASE YEAR
       (1st Three (3) Months)  $1,136,935.80    $ 94,744.65
       (Last Nine (9) Months)  $1,381,380.00    $115,115.00
       THIRD LEASE YEAR        $1,436,580.00    $119,715.00
       FOURTH LEASE YEAR       $1,493,850.00    $124,487.50
       FIFTH LEASE YEAR        $1,569,060.00    $130,755.00

       LEASE YEARS SIX (6) THROUGH TEN (10)

       Commencing with the Sixth (6th) Lease Year and continuing through the Tenth (10th) Lease Year, the Basic Rent for each Lease Year will be determined by adjusting the previous Lease Year's Basic Rent by the percentage change in the Consumer Price Index (CPI). Tenant shall pay to Landlord as Basic Rent such sums as determined by the application of the following formula:

       (a) The Basic Rent payable annually during each current twelve-month term shall be multiplied by a fraction the numerator of which shall be the Consumer Price Index (CPI) for Urban Wage Earners and Clerical Workers, All Items, Washington, D.C. as published in the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for the United States and Selected areas

       (Base 1967=100) for the month which is four months prior to the last month of the current twelve-month term, and the denominator of which shall be such CPI for the month which is four months prior to the first month of such current twelve-month term. The resulting product shall be the Basic Rent payable during the next twelve-month term.

       (b) The resulting new Basic Rent, which in each instance, shall in no event be less than the Basic Rent payable during the preceding twelve months, shall be payable in twelve equal monthly installments on the first day of each month of the applicable year.

       (c) In the event the CPI is discontinued, ceases to incorporate a significant number of the items now incorporated therein, or if a substantial change is made in such CPI, the parties hereto shall attempt to agree on an alternative formula and if agreement cannot be reached, the matter shall be submitted to arbitration under the rules of the American Arbitration Association then in effect.

       (d) Such annual adjustments shall be limited to a maximum increase of eight percent (8%) per annum and a minimum of two percent (2%) per annum.

       All monthly installments of Basic Rent are payable in advance of the first of each calendar month during the term hereof. A rent installment for one full month shall be paid at the time of execution and delivery of this Lease. If this Lease shall commence on a date other than the first day of a month, the Rent for such month shall be pro-rated and a portion of the first rental payment shall be credited to the second month's rent. The balance of the second month's rent shall be paid by the Tenant on the first day of the second month. The aforementioned rent includes an apportionment of the core, or common, areas attributable to the leased premises. Tenant's applicable share of the common or core areas of the building has been computed to be twelve percent (12%) of the usable area."

4. SECTION 3.2 TENANT IMPROVEMENTS. Subsection 3.2 is hereby deleted and the following provision is inserted in lieu thereof:
       "Tenant shall be provided with an allowance of $11.45 per rentable square foot to be applied toward the Tenant Improvement costs. All Tenant Improvements are in addition to the finished building shell as defined in Exhibit B attached hereto.

       Tenant shall furnish to Landlord its completed space plan drawings (which shall be prepared by Landlord's space planner) no later than one hundred eighty (180) days prior to the commencement date of the Lease. Said space plan shall be attached as Exhibit C hereto. Within thirty
       (30) days after receipt of space plan drawings, Landlord shall furnish to Tenant completed construction drawings reflecting the details as shown in the space plan. Tenant shall have fifteen (15) days to approve the construction drawings. Said construction drawings shall be attached as Exhibit D hereto.

       Should the construction drawings be an accurate reflection of the space plan and Tenant fails to approve them within fifteen (15) days, or should Tenant not provide Landlord with the space plan on or before one hundred eighty (180) days prior to Lease Commencement, any delay in completing the Leased Premises shall not in any manner affect the commencement date of this Lease or the Tenant's liability for the payment of rent from the commencement date, and under these circumstances, Landlord agrees to make the Leased Premises ready for Tenant's occupancy not later than the commencement date of this Lease, plus the number of days' delay resulting from Tenant's failure to comply with the provisions of this Section.

       Should the total Tenant Improvement costs exceed the $11.45 per rentable square foot allowance, then Tenant may elect to:
       a) pay in full the cash difference;
       b) defer said excess against the additional allowance mentioned in Paragraph 5 of this Rider; or
       c) Amortize the excess in equal monthly payments of principle and interest over the remainder of the Lease Term at an annual interest rate of ten percent (10%)."

5. ADDITIONAL ALLOWANCE. In addition to the above stated Tenant Improvement allowance, Tenant shall have an additional allowance of Two Hundred Seventy-Six Thousand Dollars ($276,000.00) to be applied toward leasehold improvements. Tenant shall have the use of this sum over the term of this Lease and may use the entire amount in full or may use any portions thereof until the full $276,000.00 has been depleted. All such improvements shall be subject to the provisions of Section 3.3(b) of this Lease and to the following provisions:

       Should Tenant elect not to have Coakley & Williams Construction Company, Inc. complete the Tenant Improvement work, Tenant shall use a contractor or contractors who shall have been approved in writing by Landlord, such approval not to be unreasonably withheld.

       Tenant will comply at its own expense with all present and future governmental requirements arising out of, in connection with, or necessitated by such improvements.

       Prior to commencing such improvements, Tenant shall:
       a) PLANS AND SPECIFICATIONS. Submit to Landlord or its agent for Landlord's written approval (such approval not to be unreasonably withheld) the plans and specifications for such improvements. No work shall be commenced thereunder without such written approval and all work to be done by Tenant shall be performed in strict accordance with said approved plans and specifications.

       b) PERMITS. Obtain the necessary consents and licenses from applicable governmental authorities having jurisdiction over the work to be done.

       c) CONTRACTS. Enter into a contract with the contractor who will do the work. The contract will provide, among other things, that the work shall be done in a good workmanlike manner in accordance with the plans and specifications previously approved and consents and licenses previously obtained and the contract shall provide that the contractor will look solely to Tenant for payment. Landlord shall have the right within ten (10) days after receipt from Tenant of the proposed contract to notify Tenant that Landlord elects to have Coakley & Williams Construction Company, Inc. do the work on the same terms and conditions as those stated in the contract submitted by Tenant.

       d) COMPLIANCE WITH LAWS. Tenant, at its own cost and expense, shall properly comply with all applicable laws, ordinances, orders, and rules and regulations and shall reimburse Landlord for any expenses incurred on account of the failure by Tenant to comply with any such requirements, and any expenses so incurred by Landlord as aforesaid shall be deemed additional rent under this Lease and due and payable by Tenant to Landlord on the first day of the month immediately following the payment of the same by Landlord.

       e) INSURANCE. The contractor employed by Tenant to do the work shall be fully covered by workmen's compensation insurance and the certificate thereof shall be furnished to Landlord before commencement of any work by any such contractor or persons as aforesaid. Tenant covenants and agrees to indemnify and hold Landlord harmless from any and all claims for personal injury, death, or property damage occasioned during the progress or as a result of any or all of the work done as aforesaid in, or about the demised premises.

       Tenant shall further furnish to Landlord vouchers, invoices, and supporting data as Landlord may reasonably require with respect to such work. Upon completion by Tenant of the improvements, and the submission to Landlord of satisfactory evidence of the cost thereof, Landlord shall reimburse Tenant for the cost of such improvements up to the maximum amount of $276,000.00.

6.  SECTION 3.5 SIGNAGE.  Notwithstanding any other provisions contained in
    Section 3.5 of this Lease to the contrary, Tenant shall be permitted, at Tenant's sole cost and expense, to install two (2) signs identifying Tenant's corporate name or logo on the penthouse or top floor facade of the building, subject to approval by Landlord of the size, color, method of mounting, and all subject to any local, county or state codes. Any structural modifications made necessary to support such identification shall be at the Tenant's expense. In the event such identification requires illumination, any electrical installation required shall be paid for by Tenant. All maintenance and service required shall be Tenant's responsibility.

7. SECTION 4.1 UTILITY SERVICES. Notwithstanding any other provisions contained in Section 4.1 of this Lease to the contrary, Tenant shall be provided after-hours HVAC and Electrical Service at the hourly rate of $25.00 per hour, per floor, during the first five (5) lease years. Prior to the sixth (6th) lease year, Landlord and Tenant shall mutually agree to the hourly rate for lease years six (6) through ten (10). Factors which both parties will consider in determining said hourly rates are (a) the average annual hourly rate for standard building hours for the first five
    (5) lease years based on Landlord's energy costs for the Building; and
    (b) estimated future energy costs for the Building.

8. SECTION 5.1 POLICY REQUIREMENTS. Notwithstanding any other provisions contained in Section 5.1(b) of this Lease to the contrary, the company or companies writing any insurance which Tenant is required to carry and maintain or cause to be carried or maintained pursuant to Section 5.1(b), as well as the form of such insurance shall at all times be subject to Landlord's approval and any such company or companies shall be licensed to do business in the State of Maryland. All companies must have a policyholders rating of at least A, with a financial rating of XII. Public liability and all-risk casualty insurance policies evidencing such insurance shall name Landlord or its designee as additional insured, shall be primary and non-contributory, and shall also contain a provision by which the insurer agrees that such policy shall not be cancelled except after thirty (30) days written notice to Landlord or its designee. Each such policy, or a certificate thereof, shall be deposited with Landlord by Tenant or promptly upon commencement of Tenant's obligation to procure the same. If Tenant shall fail to perform any of its obligations under Section 5.1, Landlord may perform the same and the cost of same shall be deemed Additional Rental and shall be payable upon Landlord's demand.

9. WAIVER OF RIGHT OF RECOVERY. Notwithstanding any other provisions contained in Section 5.1 of this Lease to the contrary, neither Landlord nor Tenant shall be liable to the other or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other tangible property or loss of income deriving therefrom, or losses under Workmen's Compensation laws and benefits, even though such losses or damages might have been occasioned by the negligence of such party, its agents or employees. However, if by reason of the foregoing waiver, either party shall be unable to obtain any such insurance, such waiver shall be deemed not to have been made by such party.

10. RIGHTS TO LEASE ADDITIONAL SPACE. During the initial term of this Lease, Tenant shall have the right (provided it has not been in default) to lease:
    (a)  any contiguous space available for rental except on the first floor,
    (b) any non-contiguous space consisting of at least one-half floor (approximately 8,000 rentable square feet), and

    (c) until July 1, 1988, any space greater than one full floor (approximately 16,000 rentable square feet) for which Landlord receives a preliminary expression of interest from another prospective tenant and for which Landlord intends to proceed with negotiations with such other tenant.

    Landlord agrees to inform Tenant that the space described in (a), (b), or
    (c) above is available and the terms upon which the space is available, except that in the case of (c), the terms shall be the same as those provided for in this Lease. Tenant shall have five (5) business days after receipt of Landlord's offer (which may be given either as provided in Section 9.8 hereof or in person) within which to deliver to Landlord its acceptance or rejection of Landlord's offer. Tenant acceptance must be all of any single space offered, and may not be a portion of any such single space.

    The rights under this Section are personal to the Tenant and shall not be separated from the Lease or transferred by Tenant independently of the leasehold interest and such rights shall terminate in the event of any assignment by Tenant of its interest in the Lease, notwithstanding the provisions of Section 3.9 hereof.

11. MTCII LEASE OBLIGATIONS. Upon occupancy of the premises and Lease Commencement, the Landlord shall assume all existing Lease obligations that Tenant has in the Maryland Trade Center II building.

12. ACCESS. Tenant shall have twenty-four (24) hour-a-day access to the building and the building parking areas every day of the year, with at least one (1) elevator available at all times. Landlord will provide a computerized card access monitoring system and security system to the building.

13. PARKING. Tenant shall have the use (at no charge) of 3.5 parking spaces per 1,000 rentable feet leased. Any future expansion shall be at the same ratio. In addition, Tenant will be provided with three (3) reserved parking spaces adjacent to Maryland Trade Center III, and six (6) additional visitor parking spaces in the lot. It will be the responsibility of the Tenant to maintain and "police" the above nine (9) reserved parking spaces.

14. SECTION 6.3 SECURITY DEPOSIT AND ADVANCE RENT. Within thirty (30) days of the full execution of this Lease Agreement, Tenant will pay to Landlord the sum of One Hundred Thirty-Five Thousand Dollars and Zero Cents ($135,000.00) payable in the following manner:

    (a) Forty-Five Thousand Dollars and Zero Cents ($45,000.00) certified funds to be credited toward partial payment of the first month's rent. The balance of the first month's rent ($46,100.62) will be due January 1, 1989.

    (b) Ninety Thousand Dollars and Zero Cents ($90,000.00) in the form of an irrevocable "Letter of Credit" made to the favor of the Landlord, issued by a local savings and loan or bank (chartered in the state of Maryland) and available upon demand by Landlord.

         Upon occupancy and Lease Commencement, a revised Letter of Credit will be issued to Landlord, under the same terms and conditions as stated above, in the amount of Forty-Five Thousand Dollars and Zero Cents ($45,000.00). Said revised Letter of Credit will be held by Landlord as security deposit during the term of this Lease and in accordance with Paragraph 6.3 of this Lease Agreement.

15. SECTION 8.1 SUBORDINATION; ATTORNMENT AND NON-DISTURBANCE. Section 8.1 is hereby deleted and the following provision is inserted in lieu thereof:

    "SUBORDINATION. This Lease shall be subject and subordinate at all times to the lien of any first mortgage, first deed of trust, ground lease and/or other instrument of encumbrance heretofore or hereafter placed by the Landlord upon any or all of the Premises or the remainder of the Property and of all renewals, modifications, consolidations, replacements and extensions thereof (each of which is herein referred to as a "Mortgage"), all automatically and without the necessity of any further action on the part of the Tenant to effectuate such subordination.

       ATTORNMENT AND NON-DISTURBANCE. The Tenant shall, promptly at the request of the Landlord or the holder of any Mortgage (herein referred to as a "Mortgagee"),

       (a) execute, enseal, acknowledge and deliver such further instrument or instruments evidencing such subordination as the Landlord or such Mortgagee may deem necessary or desirable, and

       (b) attorn to such Mortgagee, provided that such Mortgagee agrees with the Tenant that such Mortgagee will, in the event of a foreclosure of any such first mortgage or deed of trust (or termination of any such ground lease) take no action to interfere with the Tenant's rights hereunder, except upon the occurrence of an Event of Default."

16. SECTION 9.3 WAIVER OF TRIAL BY JURY. Section 9.3 is hereby deleted and the following provision is inserted in lieu thereof:

       "Tenant waives trial by jury in any suit solely for possession for non-payment of rent or additional rent under the lease, but not for other matters arising under the lease."

  IN WITNESS WHEREOF, the parties hereto have set their hands and seals this 2ND day of FEBRUARY, 1988.

WITNESS:    LESSOR:  SECOND TRADE CENTER OFFICE
                                  ASSOCIATES LIMITED PARTNERSHIP


  /s/       BY:   /s/ T.C. Coakley
-----------       -----------------------------------------------



WITNESS:    LESSEE:  NYMA, INC.


  /s/       By:   /s/ Pamela Thompson
----------        -----------------------------------------------
            Title:  Director, Contracts and Administration
                    --------------------------------------------
            Name Printed:  Pamela Thompson
                           --------------------------------------

                            MARYLAND TRADE CENTER III


                             OUTLINE SPECIFICATIONS



BUILDING SHELL - Landlord shall deliver the base "building shell" in the following condition:

  - CEILING - 2' x 2' ceiling grid (T-system) - installed at a finished height of 8'-6".

  - DRYWALL - Perimeter Walls and Columns - drywalled - paint ready.

  - BASE HVAC SYSTEM - The building core areas and office areas will be conditioned by a variable air volume (VAV) system - system will consist of a self-contained air handling unit on each floor which will provide conditioned air via medium pressure ductwork to fan-powered VAV boxes on the perimeter and interior zones. The base system will provide adequate duct work, diffusers and return air grills for normal office use and building standard configuration.

  - ENTRY DOOR - One full height solid core stain grade suite entry door with lock set.

  - WINDOW COVERINGS - 1" horizontal thin slat blinds provided on all exterior windows.

  - BASE SPRINKLER SYSTEM - Wet sprinkler system with standpipe. Base system to accommodate building standard configuration.

  - DESIGN SERVICES - The services of the Landlord's space planner are available to Tenant. These services will include an initial layout and one revision.


                                                                     EXHIBIT "B"